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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)      November 8, 1999
                                                --------------------------------


                           PEACHTREE FIBEROPTICS, INC.
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             (Exact name of registrant as specified in its charter)



          DELAWARE                     1-11454                  58-1924423
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(State or other jurisdiction       (Commission File            (IRS Employer
    or incorporation)                   Number)              Identification No.)



           3300 PGA BOULEVARD, SUITE 810, PALM BEACH GARDENS, FL 33410
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code      (305) 374-0282
                                                  ------------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                       and

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On November 8, 1999, Peachtree FiberOptics, Inc. entered into a Share Exchange Agreement with VFinance Holdings, Inc., a Florida corporation, and Union Atlantic LC, a Florida limited liability company. Peachtree received all of the capital stock of VFinance and Union Atlantic in exchange for a total of 6,955,000 shares of common stock. As a result of this transaction, the shareholders of VFinance and Union Atlantic received approximately 84.4% of the total outstanding common stock of Peachtree as of the date hereof giving effect to various recent stock issuances. Mr. Leonard Sokolow, who served as Managing Agent of Peachtree was also an executive officer and a principal shareholder of VFinance and Union Atlantic, and all of these companies have in common certain members of management and certain common ownership of equity. The exchange of the consideration was determined based upon a Fairness Opinion issued by Haupt & Company.

         Following the acquisition, the officers and directors of Peachtree are as follows:

NAME                                POSITION
----                                --------

Timothy Mahoney                     Chairman and COO
Leonard J. Sokolow                  Vice Chairman, CEO and President
Sidney Levine                       Director
Michael Sandler                     Vice President, Secretary and Treasurer
David Spector                       Vice President

         VFinance through VFinance.com, is one of the Internet's significant business development vertical portals or "Vortal" attracting approximately 1.6 million "hits" per month representing over 50,000 monthly visitors from at least 50 countries. VFinance.com is a "new-media" enterprise focused on providing business development tools, information, products and services to assist entrepreneurs and executives of small and medium sized enterprise to organize and grow their business. The site is typically listed by search engines as top five for relevant content. The site has over 650 links to related sites such as Microsoft Network Dow Jones and SNAP to name a few. The combination of relevant content and ease of use has resulted in the site having over 135,000 user sessions each month growing on a monthly rate of in excess of 10% with the average user sessions length in excess of seven minutes. With VFinance, Peachtree's goal is to build a leading "business development" vertical portal and be positioned as "new-media" enterprise leveraging the "convergence" of digital information to execute its business strategy

         Union Atlantic LC is a four-year old management consulting firm that is a pioneer in "strategic outsourcing". Strategic outsourcing is a methodology by which public and private small


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to medium sized enterprises can cost effectively access the same management and financial resources that large companies typically have in-house, for the purpose of expediting corporate development. The firm's focus is on technology.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)      Financial Statements and Pro Forma Financial Information

         As of the date of filing the Current Report on Form 8-K, it is impracticable of the Company to provide the financial statements required by this Item 7. In accordance with the Item 7(a)(4) of Form 8-K, such audited financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

         (B)      Exhibits

                  2.1 Stock Exchange Agreement dated November 8, 1999.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                          PEACHTREE FIBEROPTICS, INC.



                                          By: /s/ LEONARD J. SOKOLOW
                                              ------------------------
                                          Name:   LEONARD J. SOKOLOW
                                          Title:  PRESIDENT


Dated: November 24, 1999.